Exhibit 2.13
EXECUTION COPY
FIRST AMENDMENT TO FIRST LIEN CREDIT AGREEMENT
     This First Amendment, dated as of September 26, 2007 (this “Amendment Agreement”), is among MITEL NETWORKS CORPORATION, a company organized under the laws of Canada (in its capacity as the borrower of the Canadian Credit Extensions (such capitalized term and all other capitalized terms used in this Amendment Agreement shall, unless otherwise defined herein, have the meanings set forth in the Existing First Lien Credit Agreement (as defined in Section 1.1 below)), the “Canadian Borrower”), MITEL NETWORKS, INC., a Delaware corporation (“MNI”), MITEL US HOLDINGS, INC., a Delaware corporation (in its capacity as the borrower of the Terms Loans, the “Term Loan Borrower”), INTER-TEL (DELAWARE), INCORPORATED, a Delaware corporation (together with MNI in their-capacities as borrowers of the U.S. Credit Extensions (other than Term Loans), collectively, the “U.S. Revolving Loan Borrowers” and, together with the Term Loan Borrower, collectively, the “U.S. Borrowers”; the U.S. Borrowers together with the Canadian Borrower, collectively, the “Borrowers” and each a “Borrower”), each of the Obligors (other than the Borrowers), the various financial institutions and other Persons from time to time parties hereto which extend Commitments to make Canadian Credit Extensions to the Canadian Borrower (the “Canadian Facility Lenders”), the Related U.S. Lenders and, together with the Canadian Facility Lenders, the “Paired Lenders”, from time to time parties hereto which extend Commitments to make U.S. Credit Extensions (other than Term Loans) to the U.S. Revolving Loan Borrowers, the various financial institutions and other Persons from time to time parties hereto which extend Commitments to make Term Loans to the Term Loan Borrower (the “U.S. Term Loan Facility Lenders” and, together with the Related U.S. Lenders, the “U.S. Facility Lenders”; the U.S. Facility Lenders together with the Canadian Facility Lenders, collectively, together with any Assignee Lenders, the “Lenders”), MORGAN STANLEY SENIOR FUNDING, INC. (“MSSF”), as administrative agent for the Lenders making U.S. Credit Extensions to the U.S. Borrowers (in such capacity, the “U.S. Administrative Agent”), MORGAN STANLEY & CO. INCORPORATED (“MS&Co”), as collateral agent for the Secured Parties (in such capacity, the “Collateral Agent”), MORGAN STANLEY SENIOR FUNDING (NOVA SCOTIA) CO. (“MSSF Canada” and together with MSSF, “Morgan Stanley”), as administrative agent for the lenders making Canadian Credit Extensions to the Canadian Borrower (in such capacity, the “Canadian Administrative Agent” and, together with the U.S. Administrative Agent, the “Administrative Agents”), and MORGAN STANLEY and MERRILL LYNCH PIERCE FENNER & SMITH INCORPORATED (“Merrill Lynch”), as co-syndication agent (in such capacities, the “Syndication Agents”) and joint lead arrangers and joint bookrunners (in such capacities, the “Arrangers”).
WITNESSETH
     WHEREAS, the parties to the Existing First Lien Credit Agreement have agreed, subject to the terms and conditions set forth below, to amend the Existing First Lien Credit Agreement as more specifically set forth herein (the Existing First Lien Credit Agreement, as amended by this Amendment Agreement, being referred to as the “First Lien Credit Agreement”);
     NOW, THEREFORE, in consideration of the premises and mutual agreements herein contained, the parties hereby agree as follows.

ARTICLE I
DEFINITIONS
     Section 1.1. Certain Definitions. The following terms (whether or not underscored) when used in this Amendment Agreement shall have the following meanings (such meanings to be equally applicable to the singular and plural form thereof):
     “Administrative Agents” is defined in the preamble.
     “Amendment Agreement” is defined in the preamble.
     “Arrangers” is defined in the preamble.
     “Borrower” and “Borrowers” are defined in the preamble.
     “Canadian Administrative Agent” is defined in the preamble.
     “Canadian Borrower” is defined in the preamble.
     “Canadian Facility Lender” is defined in the preamble.
     “Existing First Lien Credit Agreement” means that certain First Lien Credit Agreement, dated as of August 16, 2007 (as further amended, supplemented or otherwise modified prior to the date hereof), among the Borrowers, the Lenders, the Administrative Agents, the Collateral Agent, the Syndication Agents and the Arrangers.
     “First Amendment Effective Date” is defined in Section 3.1.
     “First Lien Credit Agreement” is defined in the first recital.
     “Lenders” is defined in the preamble.
     “Merrill Lynch” is defined in the preamble.
     “MNI” is defined in the preamble.
     “MS&Co” is defined in the preamble.
     “MSSF Canada” is defined in the preamble.
     “MSSF” is defined in the preamble.
     “Paired Lenders” is defined in the preamble.
     “Syndication Agents” is defined in the preamble.
     “Term Loan Borrower” is defined in the preamble.

     “U.S Revolving Loan Borrowers” is defined in the preamble.
     “U.S. Administrative Agent” is defined in the preamble.
     “U.S. Borrowers” is defined in the preamble.
     “U.S. Facility Lenders” is defined in the preamble.
     “U.S. Term Facility Lenders” is defined in the preamble.
     Section 1.2. Terms Defined in the Existing First Lien Credit Agreement. Capitalized terms not otherwise defined herein shall have the meanings provided therefor in the Existing First Lien Credit Agreement.
ARTICLE II
AMENDMENTS TO EXISTING FIRST LIEN CREDIT AGREEMENT
     Effective on (and subject to the occurrence of) the First Amendment Effective Date, the provisions of the Existing First Lien Credit Agreement referred to below are hereby amended in accordance with this Article. Except as expressly so amended, the Existing First Lien Credit Agreement shall continue in full force and effect in accordance with its terms.
     SECTION 2.1. Amendment to Article I. Article I of the Existing First Lien Credit Agreement is hereby amended as follows:
     SECTION 2.1.1. Section 1.1 of the Existing First Lien Credit Agreement is amended by inserting the following definitions in the appropriate alphabetical order:
     “First Amendment” means the First Amendment to this Agreement, dated as of September 26, 2007, among the Borrowers and the Secured Parties.
     “First Amendment Effective Date” is defined in Section 3.1 of the First Amendment.
     SECTION 2.2. Amendments to Article XI. Article XI of the Existing First Lien Credit Agreement is hereby amended by adding a new Section 11.20 at the end of such Article to read in its entirety as follows:
Section 11.20. Confidentiality. Each of the Administrative Agents, the Lenders and the Issuers agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (i) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, advisors and other representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (ii) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (iii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (iv) to any other party hereto, (v) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (vi) subject to an agreement containing provisions substantially similar as those of this Section, to (x) any Assignee Lender of or Participant in, or any prospective Assignee Lender of or Participant in, any of its rights or obligations under this Agreement or (y) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to any of the Borrowers and their obligations, (vii) with the consent of the Parent or (viii) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to any Secured Party or any of their respective Affiliates on a nonconfidential basis from a source other than any of the Borrowers. For purposes of this Section, “Information” means all information received from or on behalf of any Borrower or its Subsidiaries relating to any Borrower or Subsidiary of a Borrower or any of their respective businesses, other than any such information that was available to any Secured Party on a nonconfidential basis prior to disclosure by any Borrower or any of its Subsidiaries, provided that, in the case of any such information received from any Borrower or any of its Subsidiaries after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. Any term or provision hereof to the contrary notwithstanding, the Borrowers hereby acknowledge and agree that the Administrative Agents shall be permitted to disclose to all Lenders, Participants and prospective Lenders and Participants (by electronic means or otherwise) (x) all financial information provided pursuant to clauses (a) and (b) of Section 7.1.1 and (y) unless otherwise notified in writing by the Borrowers, all other financial information provided to the Administrative Agents pursuant to Section 7.1.1 or otherwise, in each case as if such information had been filed by the Borrowers with the SEC on Form 10K or another periodic report (whether or not any Borrower is an issuer of securities pursuant to Section 12 of the Securities Act of 1933, as amended, at such time).
ARTICLE III
CONDITIONS TO EFFECTIVENESS
     SECTION 3.1. Effective Date. This Amendment Agreement shall become effective on the date (the “First Amendment Effective Date”) when all the conditions set forth in this Article have been satisfied.
     SECTION 3.1.1. Execution of Counterparts. The Administrative Agents shall have received a counterpart of this Amendment Agreement duly executed and delivered on behalf of the Borrowers and each of the other Obligors, and the Borrowers shall have received a counterpart of this Amendment Agreement duly executed and delivered on behalf of the Administrative Agents.

     SECTION 3.1.2. Costs and Expenses, etc. The Administrative Agents shall have received for the account of each Lender all fees, costs and expenses due and payable pursuant to Sections 3.3 and 11.3 of the First Lien Credit Agreement, if then invoiced.
     SECTION 3.1.3. Satisfactory Legal Form. All documents executed or submitted pursuant hereto by or on behalf of the Borrowers shall be reasonably satisfactory in form and substance to the Administrative Agents and their counsel, and the Administrative Agents and their counsel shall have received all information, approvals, documents or instruments as the Administrative Agents or their counsel may reasonably request.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES
     To induce the Lenders to enter into this Amendment Agreement, the Borrowers represent and warrant to each Secured Party as set forth below.
     SECTION 4.1. Validity, etc. The First Lien Credit Agreement, as amended by this Amendment Agreement, constitutes the legal, valid and binding obligation of each of the Borrowers enforceable in accordance with its terms subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.
ARTICLE V
MISCELLANEOUS
     SECTION 5.1. Cross References. References in this Amendment Agreement to any Article or Section are, unless otherwise specified or otherwise required by the context, to such Article or Section of this Amendment Agreement.
     SECTION 5.2. Loan Documents Pursuant to Existing First Lien Credit Agreement. This Amendment Agreement is a Loan Document executed pursuant to the Existing First Lien Credit Agreement and shall be construed, administered and applied in accordance with all of the terms and provisions of the Existing First Lien Credit Agreement and, after the First Amendment Effective Date, the First Lien Credit Agreement.
     SECTION 5.3. Successor and Assigns. This Amendment Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
     SECTION 5.4. Counterparts. This Amendment Agreement may be executed by the parties hereto in several counterparts, each of which when executed and delivered shall be deemed to be an original and all of which together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Amendment Agreement.

     SECTION 5.5. Governing Law. THIS AMENDMENT AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAWS OF THE STATE OF NEW YORK).
     SECTION 5.6. Full Force and Effect; Limited Amendment. Except as expressly amended hereby, all of the representations, warranties, terms, covenants, conditions and other provisions of the Existing First Lien Credit Agreement and the Loan Documents shall remain unchanged and shall continue to be, and shall remain, in full force and effect in accordance with their respective terms. The amendments set forth herein shall be limited precisely as provided for herein to the provisions expressly amended herein and shall not be deemed to be an amendment to, waiver of, consent to or modification of any other terms or provisions of the Existing First Lien Credit Agreement or any other Loan Document or of any transaction or further or future action on the part of any Obligor which would require the consent of the Lenders under the Existing First Lien Credit Agreement or any of the Loan Documents.
[Remainder of page intentionally left blank]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

MITEL NETWORKS CORPORATION
By:	/s/ Douglas McCarthy
	Name:	Douglas McCarthy
	Title:	VP Finance; Treasurer

MITEL NETWORKS, INC.
By:	/s/ Douglas McCarthy
	Name:	Douglas McCarthy
	Title:	Treasurer

INTER-TEL (DELAWARE), INCORPORATED
By:	/s/ Gregory J. Hiscock
	Name:	Gregory J. Hiscock
	Title:	Sec/Treasurer

MITEL US HOLDINGS, INC.
By:	/s/ Gregory J. Hiscock
	Name:	Gregory J. Hiscock
	Title:	Sec/Treasurer

[Signature Page to Amendment Letter]

MORGAN STANLEY SENIOR FUNDING, INC., as U.S. Administrative Agent and a Lender
By:	/s/ John McCann
	Name:	John McCann
	Title:	Vice President Morgan Stanley Senior Funding, Inc.

MORGAN STANLEY SENIOR FUNDING (NOVA SCOTIA), as Canadian Administrative Agent and a Lender
By:	/s/ Todd Vannucci
	Name:	TODD VANNUCCI
	Title:	VICE PRESIDENT MORGAN STANLEY SENIOR FUNDING NOVA SCOTIA CO.

MERRILL LYNCH PIERCE FENNER & SMITH INCORPORATED, as a Lender
By:
Name:
Title:

Acknowledged and Consented to as of the date First Above Written INTER-TEL INTEGRATED SYSTEMS, INC. INTER-TEL LEASING, INCORPORATED INTER-TEL TECHNOLOGIES, INC. INTER-TEL NETSOLUTIONS, INC.
By:
Name:
Title:

[Signature Page to Amendment Letter]

MORGAN STANLEY SENIOR FUNDING, INC., as U.S. Administrative Agent and a Lender
By:
Name:
Title:

MORGAN STANLEY SENIOR FUNDING (NOVA SCOTIA), as Canadian Administrative Agent and a Lender
By:
Name:
Title:

MERRILL LYNCH PIERCE FENNER & SMITH INCORPORATED, as a Lender
By:
Name:
Title:

Acknowledged and Consented to as of the date First Above Written INTER-TEL INTEGRATED SYSTEMS, INC. INTER-TEL LEASING, INCORPORATED INTER-TEL TECHNOLOGIES, INC. INTER-TEL NETSOLUTIONS, INC.
By:	/s/ Gregory J. Hiscock
	Name:	Gregory J. Hiscock
	Title:	Director

[Signature Page to Amendment Letter]